Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO TERM CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO TERM CREDIT AGREEMENT, dated as of February 20, 2020 (this “Agreement”), is entered into by and among FOSSIL GROUP, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, under that certain Term Credit Agreement, dated as of September 26, 2019 (the “Term Credit Agreement”), among the Borrower, the Lenders party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Term Credit Agreement.

WHEREAS, Section 9.02 of the Term Credit Agreement permits certain amendments of the Term Credit Agreement with the consent of the Borrower, the Required Lenders and the Administrative Agent; and

WHEREAS, the Borrower, the Required Lenders and the Administrative Agent desire to amend certain provisions of the Term Credit Agreement, as set forth below.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments. On the Amendment No. 1 Effective Date (as defined in paragraph (a) below), the Term Credit Agreement shall be amended as follows:

(a)                The following defined terms shall be inserted in Section 1.01 of the Term Credit Agreement in their proper alphabetical order:

“Amendment No. 1” means that certain Amendment No. 1 to Term Credit Agreement, among the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means the date on which the conditions set forth in Section 2 of Amendment No. 1 were satisfied, which date was February 20, 2020.

“JV Entity” means any bona fide joint venture, partnership or other similar arrangement that (i) is between (y) the Borrower or a Restricted Subsidiary and (z) a third party that is not an Affiliate of the Borrower or any Restricted Subsidiary and (ii) is not created for the primary purpose of releasing any Guarantor from its Guarantee under the Collateral Agreement.

(b)                The defined terms “Cure Amount”, “Cure Period”, “Cure Right” and “Unrestricted Subsidiary” in Section 1.01 of the Term Credit Agreement shall each be deleted in their entirety.

(c)                The defined term “Applicable Prepayment Fee” in Section 1.01 of the Term Credit Agreement shall be amended by deleting the words “Effective Date” each time they appear therein and replacing them with the words “Amendment No. 1 Effective Date.”

(d)                The defined term “Applicable Rate” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Applicable Rate” means, for any day on and after the Amendment No. 1 Effective Date, (a) with respect to any Term Loan, (i) 8.00% in the case of Eurodollar Term Loans and

(ii) 7.00% in the case of ABR Term Loans, and (b) with respect to any Extended Term Loans of any Series, the rate per annum specified in the Extension Agreement establishing the Extended Term Loans of such Series.

(e)               The defined term “Available Amount” in Section 1.01 of the Term Credit Agreement shall be amended as follows:

(i)	Clause (a) of thereof shall be replaced in its entirety with the following:

“(a) [reserved]”

(ii)	Clause (d) thereof shall be replaced in its entirety with the following:

“(d) the net cash proceeds received by the Borrower or any Restricted Subsidiary from any distribution, dividend, return of capital, repayment of loans or upon the Disposition of any Investment, in each case to the extent received in respect of an Investment made pursuant to Section 6.04(f) in reliance on the Available Amount, plus”

(iii)	Clause (e) thereof shall be replaced in its entirety with the following:

“(e) [reserved]”

(iv)	Clause (h) thereof shall replaced in its entirety with the following:

“(h) any amount of the Available Amount used to make Restricted Payments pursuant to Sections 6.08(a)(vii) and (b)(vi) after the Effective Date and prior to such time.”

(f)                The defined term “Excluded Subsidiary” in Section 1.01 of the Term Credit shall be replaced in its entirety with the following:

“Excluded Subsidiary” means (a)(i) any Foreign Subsidiary that is not a wholly-owned Subsidiary of the Borrower on the Amendment No. 1 Effective Date for so long as such Foreign Subsidiary remains a non-wholly owned Subsidiary and (ii) any JV Entity created or arising after the Amendment No. 1 Effective Date for so long as such Subsidiary remains a JV Entity, (b)(i) any Foreign Subsidiary of the Borrower, (ii) any Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary of the Borrower that is a CFC and (iii) any CFC Holdco, (c) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the Secured Obligations or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (d) any Subsidiary that is a not-for-profit organization, (e) [reserved], (f) any Subsidiary that is an Immaterial Subsidiary (unless, solely in the case of a Domestic Subsidiary, the Borrower otherwise elects), and (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom. Notwithstanding anything herein to the contrary, if any Guarantor becomes a JV Entity, such Guarantor shall only be permitted to be released from its Guarantee if the fair value of any and all Investments then held by any Loan Party in such JV Entity are permitted as an Investment under the fixed dollar baskets in Section 6.04.

(g)                The defined term “Fiscal Quarter” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year, consistent with the “retail calendar,” as used by the Borrower in its financial reporting.

(h)                The defined term “Fee Letter” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Fee Letter” means, collectively, (a) the Fee Letter dated June 23, 2019, between the Borrower and the Administrative Agent and (b) the Fee Letter dated the Amendment No. 1 Effective Date between the Borrower and the Administrative Agent.

(i)                 The defined term “Investment” in Section 1.01 of the Term Credit Agreement shall be amended by adding the following at the end thereof:

“Notwithstanding anything herein to the contrary, the fair value of any and all Investments (which for the avoidance of doubt shall include all debt, Equity Interests and other items described in the foregoing provisions of this definition) held by any Loan Party in any wholly-owned Guarantor that becomes a JV Entity shall be deemed to be an Investment incurred on the date such Guarantor becomes a JV Entity.”

(j)                 The defined term “Material Indebtedness” in Section 1.01 of the Term Credit Agreement shall replaced in its entirety with the following:

“Material Indebtedness” means the ABL Obligations and any other Indebtedness (other than the Loans and Guarantees under the Loan Documents), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

(k)                The defined term “Total Assets” in Section 1.01 of the Term Credit Agreement shall be amended by deleting the following in the place it appears therein:

“(i) exclude amounts attributed to Unrestricted Subsidiaries and (ii)”

(l)                 The defined term “Restricted Subsidiary” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Restricted Subsidiary” means each Subsidiary of the Borrower.

(m)              The defined term “Retained ECF” in Section 1.01 of the Term Credit Agreement shall be replaced in its entirety with the following:

“Retained ECF” means, at any date of determination, an amount, equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for the Excess Cash Flow Periods ended on or prior to such date; provided that, for purposes of calculating Retained ECF, Retained ECF for the period beginning as of the Effective Date through and including the Amendment No. 1 Effective Date is deemed to be zero.

(n)                Section 2.09(b) of the Term Credit Agreement shall be amended by replacing the first sentence thereof in its entirety with the following:

“In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event following the Effective Date, the Borrower shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term “Prepayment Event,” within three Business Days after such Net Proceeds are received), prepay Borrowings in an amount equal to 100% of such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” other than a transaction made pursuant to Section 6.06, if the Borrower shall (a) prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that the Borrower intends to cause (i) an amount not to exceed 25% of the Net Proceeds from any such event described in clause (a) of the definition of the term “Prepayment Event” or (ii) the Net Proceeds from any such event described in clause (b) of the definition of the term “Prepayment Event” (or, in each case and subject to the foreging, a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Net Proceeds to acquire real property, equipment or other tangible assets to be used in the business of the Borrower or the Restricted Subsidiaries, and certifying that no Default has occurred and is continuing, and (b) in the case of a sale of Term Priority Collateral, deposit all such Net Proceeds in a Proceeds Collateral Account pending such application, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Borrower or one or more Restricted Subsidiaries shall have entered into an agreement with a third party to acquire such real property, equipment or other tangible assets with such Net Proceeds) or at such earlier date as the Borrower or applicable Restricted Subsidiary may elect by written notice to the Administrative Agent in accordance with Section 2.09(d), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied (and no prepayment shall be required to the extent the aggregate amount of such Net Proceeds that are not reinvested in accordance with this Section does not exceed $5,000,000 in any Fiscal Year, in which case, the Administrative Agent shall cause such funds to be returned to the Borrower); provided, further, that to the extent any such Net Proceeds shall be received in respect of assets owned by a Loan Party, such Net Proceeds may be reinvested only in assets owned by a Loan Party or, in the case of a Permitted Acquisition or other acquisition, by any Person that shall become a Guarantor upon the consummation thereof (other than, in each case, Equity Interests in Foreign Subsidiaries, except to the extent such Net Proceeds shall have resulted from the sale of Equity Interests in one or more Foreign Subsidiaries).”

(o)                Section 2.10(e) of the Term Credit Agreement shall be replaced in its entirety as follows:

“In the event that, prior to the date that is two years following the Amendment No. 1 Effective Date (i) the Borrower prepays any Term Loan pursuant to (x) Section 2.09(a), (y) solely as it relates to clause (c) of the definition of “Prepayment Event”, Section 2.09(b) or (z) payments made following acceleration of any Term Loans or after the Term Loans have otherwise become due prior to their Maturity Date, in each case in respect of and during the existence of an Event of Default, (ii) any Lender is required to assign its Loan pursuant to Section 2.17(b)(iii), then, in case the Borrower shall pay such Lender a fee equal to the Applicable Prepayment Fee with respect to the principal amount of such Lender’s Loan so prepaid or required to be assigned. For the avoidance of doubt, the Applicable Prepayment Fee will not be payable in connection with any prepayments of term loans pursuant to Section 2.09(b) that are made with the Net Proceeds of Dispositions or the Net Proceeds of any casualty, insured damage, taking under power of eminent domain or condemnation or similar proceeding of any asset of the Borrower or any Restricted Subsidiary. Without limiting the generality of the foregoing clause (z), it is understood and agreed that if the Term Loans are accelerated or otherwise become due prior to their Maturity Date, in each case, in respect of and during the existence of an Event of Default (including upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Applicable Prepayment Fee with respect to a voluntary prepayment of the Term Loans will also be due and payable on the date of such acceleration or such other prior due date as though the Term Loans were voluntarily prepaid as of such date and shall constitute part of the Secured Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Lender and the Borrower agrees that it is reasonable under the circumstances currently existing. THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREPAYMENT FEE IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Applicable Prepayment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Prepayment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Fee; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

(p)                Section 5.01(c) of the Term Credit Agreement shall be amended by replacing the following language in subclause (vi) thereof with “[reserved]”:

“if there are any Unrestricted Subsidiaries setting forth financial information in detail reasonably satisfactory to the Administrative Agent for the applicable period for such Unrestricted Subsidiaries”

(q)                Section 5.18 of the Term Credit Agreement shall be replaced in its entirety with: “[Reserved].”

(r)                 Section 6.01(a)(x) of the Term Credit Agreement shall be replaced in its entirety with the following:

“(x) Indebtedness under the ABL Credit Agreement in an aggregate principal amount not to exceed the lesser of (A) $200,000,000 and (B) the Borrowing Base;”

(s)                 Section 6.01(a)(xvi) of the Term Credit Agreement shall be replaced in its entirety with the following:

“(xvi) other Indebtedness of the Loan Parties in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;”

(t)                 Section 6.04(s) of the Term Credit Agreement shall be amended by inserting the following language prior to the first word thereof (“Investments”):

“solely in connection with any merger, amalgamation or consolidation between Foreign Subsidiaries having a fair value not to exceed $2,000,000 in the aggregate and provided any such merger, amalgamation or consolidation would not have a material adverse effect on the Lenders,”

(u)                Section 6.05(e) of the Term Credit Agreement shall be replaced in its entirety with the following:

“leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any Restricted Subsidiary to third Persons in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any Restricted Subsidiary;”

(v)                Section 6.09(f) of the Term Loan Credit Agreement shall be amended by deleting the words “Investments permitted by Section 6.04” in their entirety and replacing them with the following:

“Investments permitted by Section 6.04; provided that for purposes of this clause (f), (i) any Investment in Restricted Subsidiaries that are not Loan Parties shall be on terms substantially as favorable to the Borrower or the applicable Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with unrelated third parties and (ii) in the case of any Investment in a non-Loan Party in an amount exceeding $15,000,000, the board of directors (or similar governing body) of the Borrower shall have engaged an independent financial advisor reasonably acceptable to the Required Lenders and such independent financial advisor shall have made a determination and delivered a customary fairness opinion stating that such Investment is on terms substantially as favorable to the Borrower or the applicable Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with unrelated third parties”

(w)              Section 6.13 of the Term Credit Agreement shall be replaced in its entirety with the following:

Section 6.13. Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio as of the last day of each Fiscal Quarter (commencing with the last day of the first full Fiscal Quarter ending after the Effective Date) to be greater than the Total Leverage Ratio set forth in the table below for such Fiscal Quarter:

Last Day of Fiscal Quarter	Total Leverage Ratio
December 28, 2019	1.50 to 1.00
April 4, 2020	2.75 to 1.00
July 4, 2020	2.75 to 1.00
October 3, 2020	2.75 to 1.00
January 2, 2021	2.75 to 1.00
April 3, 2021	2.25 to 1.00
July 3, 2021	2.25 to 1.00
October 2, 2021	2.25 to 1.00
Thereafter	1.50 to 1.00

(x)	Article VII of the Term Credit Agreement shall be amended by deleting the last two paragraphs thereof in their entirety.

(y)	Section 9.16 of the Term Credit Agreement shall be amended as following:

(i)        Clause (ii) thereof shall be amended by deleting the following language:

“or (C) upon the designation of such Subsidiary as an Unrestricted Subsidiary in compliance with Section 5.17”

(ii)       Clause (ii) thereof shall be further amended by adding the word “or” immediately prior to “(B)”.

Section 2. Effectiveness of Amendments. The amendments set forth in Section 1. of this Agreement shall become effective upon satisfaction of the following conditions:

(a)           The Borrower, the Administrative Agent and Lenders collectively constituting the Required Lenders shall have executed and delivered a counterpart of this Agreement (by electronic transmission or otherwise) to the Administrative Agent.

(b)          The Borrower shall have paid all fees and expenses (including expenses of counsel) due and payable on or about the Amendment No. 1 Effective Date.

Section 3. Counterparts; Entire Agreement; Amendment, Modification and Waiver.

(a)          This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)           After the Amendment Effective Date, this Agreement may not be amended, modified or waived except in accordance with Section 9.02 of the Term Credit Agreement.

Section 4. Applicable Law; Waiver of Jury Trial, Etc.. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE PROVISIONS OF SECTIONS 9.09(c) THROUGH (e) AND 9.10 OF THE TERM CREDIT AGREEMENT SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS.

Section 5. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6. Effect of Agreement. Except as expressly set forth herein, this Agreement (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Term Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Term Credit Agreement or any other provision of either such agreement or any other Loan Document or be construed as a novation thereof, or serve to effect a novation of the obligations outstanding under the Term Credit Agreement or instruments guaranteeing or securing the same, which shall remain and continue in full force and effect. Each and every term, condition, obligation, covenant and agreement contained in the Term Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Agreement shall constitute a Loan Document for purposes of the Term Credit Agreement and, from and after the Amendment Effective Date, all references to the Term Credit Agreement in any Loan Document and all references in the Term Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Term Credit Agreement, shall, unless expressly provided otherwise, refer to the Term Credit Agreement as amended and supplemented by this Agreement.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FOSSIL GROUP, INC.,
as the Borrower

By:	/s/ Kosta N. Kartsotis
	Name:	Kosta N. Kartsotis
	Title:	Chairman and Chief Executive Officer

[Signature Page to Amendment No. 1 to Term Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Ajay Gupta
	Name:	Ajay Gupta
	Title:	Vice President

[Signature Page to Amendment No. 1 to Term Credit Agreement]

HG Vora Special Opportunities master fund, ltd., as a Lender

By: HG VORA CAPITAL MANAGEMENT, LLC, investment adviser

By:	/s/ Philip M. Garthe
	Name:	Philip M. Garthe
	Title:	Chief Operating Officer

[Signature Page to Amendment No. 1 to Term Credit Agreement]

AT INVESTMENTS LLC, as a Lender

By: HG Vora Capital Management, LLC, investment adviser

By:	/s/ Philip M. Garthe
	Name:	Philip M. Garthe
	Title:	Chief Operating Officer

[Signature Page to Amendment No. 1 to Term Credit Agreement]

CHILTERN HOLDINGS LIMITED, as a Lender

By: HG Vora Capital Management, LLC, investment adviser

By:	/s/ Philip M. Garthe
	Name:	Philip M. Garthe
	Title:	Chief Operating Officer

[Signature Page to Amendment No. 1 to Term Credit Agreement]

BEACHHEAD CREDIT OPPORTUNITIES LLC, as a Lender

By:	/s/ Christine Woodhouse
	Name:	Christine Woodhouse
	Title:	General Counsel

[Signature Page to Amendment No. 1 to Term Credit Agreement]

BRYANT PARK FUNDING ULC, as a Lender

By:	/s/ Irfan Ahmed
	Name:	Irfan Ahmed
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Term Credit Agreement]

GEM 1 LOAN FUNDING LLC, as a Lender

By:	/s/ Matt Jerrell
	Name:	Matt Jerrell
	Title:	Attorney in Fact

[Signature Page to Amendment No. 1 to Term Credit Agreement]